Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

ENVESTNET, INC.

Effective as of March 14, 2024

ARTICLE 1

Amendments

Section 1.1 Amendment of By-laws. These by-laws may be altered, amended or repealed, and new by-laws may be adopted, by the board of directors or by the affirmative vote of the holders of 66 2/3% of the stock then outstanding and entitled to vote.

ARTICLE 2

Offices

Section 2.1 Registered Office. The corporation shall continuously maintain in the State of Delaware a registered office which may, but need not be, the same as its place of business, and a registered agent whose business office is identical with such registered office.

Section 2.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE 3

Stock

Section 3.1 Form of Stock Certificates. The shares of stock in the corporation shall be represented by uncertificated stock.

Section 3.2 Identification of Stockholders. The name and address of each stockholder, the number and class of stock held and the date on which the stock was issued shall be entered on the books of the corporation. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 3.3 Transfers of Stock. Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

ARTICLE 4

Stockholders

Section 4.1 Annual Meeting. Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect the number of directors equal to the number of directors of the class whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election. Notwithstanding the preceding sentence, each director elected by the stockholders at and after the 2024 annual meeting of stockholders shall serve for a term of one year expiring at the next succeeding annual meeting of stockholders until their successors have been duly elected and qualified, subject to prior resignation, removal, death or incapacity. The stockholders shall also transact such other business as may properly be brought before the meeting.

To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder of record. A motion related to business proposed to be brought before any stockholders’ meeting may be made by any stockholder entitled to vote if the business proposed is otherwise proper to be brought before the meeting. However, any such stockholder may propose business to be brought before a meeting only if such stockholder has given timely notice to the secretary of the corporation in proper written form of the stockholder’s intent to propose such business. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the secretary of the corporation not more than 120 days nor less than 90 days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the secretary of the corporation not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. For the purposes of these by-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, PR Newswire, Associated Press, Business Wire or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class, series and number of shares of the corporation that are owned beneficially and of record by the stockholder and such beneficial owner; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) in such stockholder’s capacity as a proponent of a stockholder proposal.

Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

The Chair of the board of directors (or such other person presiding at the meeting in accordance with these by-laws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4.1, and, if the Chair of the board of directors or such other person presiding should so determine, so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 4.2 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, by the secretary only at the request of the Chair of the board of directors, the chief executive officer or by a resolution duly adopted by the affirmative vote of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 4.3 Place of Meeting. The board of directors may designate the place of meeting, either within or without of the State of Delaware, for any annual or special meeting of stockholders. In the absence of any such designation, the place of meeting shall be the principal place of business of the corporation.

Section 4.4 Notice of Meetings. For all meetings of stockholders, a written or printed notice of the meeting shall be delivered, personally or by mail, to each stockholder of record entitled to vote at such meeting, which notice shall state the place, date and hour of the meeting. For all special meetings and when and as otherwise required by law, the notice shall state the purpose or purposes of the meeting and the business to be transacted at such meeting. At any special meeting, the business to be transacted at such meeting shall be limited to the matters so stated in the notice of such special meeting and any matters reasonably related thereto. The notice of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears in the records of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless otherwise required by law.

Section 4.5 Quorum of Stockholders. Except where otherwise provided by law or the certificate of incorporation of the corporation or these by-laws, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Section 4.6 Adjournments. If a quorum is not present or represented at any meeting of stockholders, a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or by any officer entitled to preside at such meeting, shall be entitled to adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

Section 4.7 Manner of Acting. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the capital stock and entitled to vote present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation of the corporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 4.8 Organization and Conduct of Business. The Chair of the board of directors or, in the Chair’s absence, the chief executive officer or president of the corporation or, in their absence, such person as the board of directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chair of the meeting. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chair of the meeting appoints.

The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

Section 4.9 Fixing of Record Date. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the close of business on the day before the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. If a record date is specifically set for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days nor less than 10 days immediately preceding such meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 4.10 Voting Lists. The officer or agent having charge of the transfer book for stock of the corporation shall make, at least 10 days before such meeting, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares of stock held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books (or any duplicates thereof maintained by the corporation) shall be prima facie evidence of the identity of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

Section 4.11 Proxies. A stockholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. No proxy shall be valid after the expiration of one year from the date thereof unless otherwise provided in the proxy. An appointment of a proxy is revocable by the stockholder unless the appointment form states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 4.12 Inspectors. At any meeting of stockholders, the chair of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Inspectors shall ascertain and report the number of shares of stock entitled to vote represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to the stockholders. Inspectors shall also report in a document signed by the inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares of stock represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 4.13 Consent of Stockholders in Lieu of a Meeting. Stockholders may not act by written consent.

ARTICLE 5

Directors

Section 5.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation of the corporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 5.2 Number, Election, Tenure and Qualification. The number of directors that shall constitute the entire board of directors shall be not fewer than 5 nor more than 11. Within such range, the number of directors that shall constitute the entire board of directors shall be fixed from time to time by resolution adopted by a majority of the directors of the corporation then in office.1 No decrease in the number of authorized directors shall have the effect of removing any director before that director’s term of office expires.

The board of directors shall be divided into three classes, each class to serve for a term of three years and to be as nearly equal in number as possible. Except as otherwise provided in Section 5.3, commencing with the 2024 annual meeting of stockholders of the corporation, each director shall be elected annually for a one-year term expiring at the next succeeding annual meeting of stockholders of the corporation; provided, however, that any director elected or appointed prior to the 2024 annual meeting of stockholders of the corporation shall complete the term to which such director had been elected or appointed. Each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.

If a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the director shall promptly tender such director’s irrevocable resignation for the board of directors’ consideration. If such director’s resignation is accepted by the board of directors, then the board of directors, in its sole discretion, may fill the resulting vacancy in accordance with the provisions of Section 5.3 or may decrease the size of the board of directors in accordance with the provisions of this Section 5.2.

Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the board of directors must be (a) made by or at the direction of the board of directors (or any duly authorized committee thereof) or (b) made by any stockholder of record of the corporation entitled to vote for the election of directors at the applicable meeting who complies with the notice procedures set forth in this Section 5.2. Directors need not be stockholders. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the secretary of the corporation (i) in the case of an annual meeting of stockholders, not more than one hundred twenty 120 days nor less than 90 days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the secretary of the corporation not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which public announcement of the date of such meeting is first made, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made. Such stockholder’s notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Exchange Act and (v) the nominee’s written consent to serve, if elected, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the stockholder, and (iii) a description of all arrangements or understandings between such stockholder and each person the stockholder proposes for election or re-election as a director pursuant to which such proposed nomination is being made. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

In connection with any annual meeting of stockholders (or, if and as applicable, any special meeting of the stockholders), the Chair of the board of directors (or such other person presiding at such meeting in accordance with these by-laws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the Chair of the board of directors (or such other person presiding at such meeting in accordance with these by-laws) should so determine, the Chair or such other person presiding shall so declare to the meeting and the defective nomination shall be disregarded.

Section 5.3 Enlargement and Vacancies. Except as otherwise provided by the certificate of incorporation, subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from , resignation, removal, death, incapacity or other cause shall be filled solely by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Directors chosen pursuant to any of the foregoing provisions shall hold office until the next annual election and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, or by the certificate of incorporation or the by-laws of the corporation, may exercise the powers of the full board of directors until the vacancy is filled.

Section 5.4 Resignation of Directors. Any director may resign at any time upon written notice to the corporation at its principal place of business addressed to the attention of the chief executive officer or the secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event.

Section 5.5 Removal of Directors. Any director or the entire board of directors may be removed from office at any time prior to the expiration of his, her or their term of office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the capital stock of the corporation issued and outstanding then entitled to vote generally in the election of directors, voting together as a single class; provided, however, if a director’s term was scheduled at the time of its commencement to extend beyond the next succeeding annual meeting of stockholders of the corporation, such director may only be removed for cause and only by the affirmative vote of the holders of record of at least a majority of the outstanding shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class; and provided, further, that no director shall be removed at a meeting of stockholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice and only the director or directors so named may be removed at such meeting.

Section 5.6 Quorum of Directors. A majority of the number of directors holding office on the date of any regular or special meeting shall constitute a quorum for the transaction of business at such meeting of the board of directors; provided, however, that if less than a majority of the number of directors holding office on the date of such meeting is present at that meeting, a majority of the directors present may adjourn the meeting at any time without further notice, unless otherwise required by law.

Section 5.7 Organization and Manner of Acting. The Chair shall preside over each meeting of the board of directors. If the Chair is absent from a meeting of the board of directors, a Chair chosen at such meeting shall preside over such meeting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law, the certificate of incorporation or these by-laws.

Section 5.8 Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and, at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the place, either within or without of the State of Delaware, date and hour for the holding of additional regular meetings of the board of directors, without other notice than such resolution.

Section 5.9 Special Meetings. Special meetings of the board of directors may be called by or at the request of the Chair of the board of directors, the chief executive officer, the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix the place, either within or without of the State of Delaware, for holding any special meeting of the board of directors called by them.

Section 5.10 Notice. Notice of each special meeting of the board of directors shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting. Notice may be delivered personally or by means of e-mail, telephone, telegram, telex, facsimile transmission, recognized express delivery service and United States mail. Any and all business may be transacted at a special meeting which may be transacted as a regular meeting of the board of directors. Except as may be otherwise expressly provided by law, the certificate of incorporation or these by-laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.11 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken, unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 5.12 Chair of the Board of Directors. The board of directors may appoint one or more Chairs of the board of directors. Any or all of the Chairs of the board of directors, or in their absence or nonexistence, the chief executive officer (or in the absence or nonexistence of the Chair(s) and the chief executive officer, the president), shall preside when present at all meetings of the stockholders and the board of directors. Any or all of the Chairs of the board of directors shall advise and counsel the president and other officers of the corporation and shall exercise such powers and perform such duties as shall be assigned to or required of the Chair(s) from time to time by the board of directors or these by-laws. The Chair(s) of the board of directors may delegate all or any of the powers or duties of such Chair(s) to the president or chief executive officer, if and to the extent deemed by the Chair(s) of the board of directors to be desirable or appropriate.

Section 5.13 Committees. The board of directors may, by written resolution, create one or more committees of the board of directors and may appoint one or more directors to serve on any such committee or committees. Each committee shall have one or more members, who serve at the pleasure of the board of directors. A majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of the by-laws or any action by the board of directors, the committee by majority vote of its numbers shall fix the time and place of meetings and the notice required therefor. Any committee established pursuant to this Section 5.13, but only to the extent provided in the resolution of the board of directors establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the certificate of incorporation or these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation. No committee of the board of directors shall have the power or authority to amend the certificate of incorporation (except in connection with the issuance of capital stock as provided in the previous section); adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, a dissolution of the corporation or a revocation of such a dissolution; amend the by-laws of the corporation; or, unless the resolution establishing such committee or the certificate of incorporation expressly so provides, declare a dividend or authorize the issuance of stock.

Section 5.14 Consent of Directors in Lieu of a Meeting. Any action required by the General Corporation Law of the State of Delaware to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all members of such committee, as the case may be. Any such consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All approvals evidencing any such consent shall be delivered to the secretary to be filed in the corporate records. Any action taken by such consent shall be effective as of the date on which the corporation receives approvals evidencing that all of the directors have approved the consent, unless the consent specifies a different effective date.

Section 5.15 Meeting by Conference Telephone. Members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of the board of directors or committee by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at such meeting.

Section 5.16 Compensation. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors. The directors may also be entitled to participate in any benefit plan as they determine. No such payment previously mentioned in this section will preclude any director from serving the corporation in any other capacity and receiving compensation for that service.

ARTICLE 6

Officers

Section 6.1 Number. The officers of the corporation shall be a chief executive officer, chief financial officer, a president and a secretary. The board of directors may, by written resolution, create one or more officers of the corporation, which may include a chief operating officer, chief technology officer, chief investment officer, one or more vice presidents, a treasurer, one or more assistant treasurers, one or more assistant secretaries and such other officers as may be elected in accordance with the provisions of this Article 6. Any two or more offices may be held by the same person, except for the offices of president and secretary.

Section 6.2 Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as reasonably practicable. Subject to the provisions of Section 6.3 hereof, each officer shall hold office until the last to occur of the next annual meeting of the board of directors or until such officer’s successor is duly elected and has qualified. Election of an officer shall not of itself create contract rights.

Section 6.3 Resignation. Any officer may resign at any time upon written notice to the corporation directed to the board of directors or the secretary of the corporation. Such resignation shall take effect at the time specified therein and no acceptance of such resignation shall be necessary to make it effective.

Section 6.4 Removal. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6.5 Vacancies; New Offices. A vacancy occurring in any office may be filled and new offices may be created and filled, at any time, by the board of directors.

Section 6.6 Chief Executive Officer. The chief executive officer of the corporation shall be in charge of the management of the day-to-day business and affairs of the corporation subject to the policies and directions of the board of directors. The chief executive officer shall preside at all meetings of the stockholders and of the board of directors. The chief executive officer may sign, with the secretary or other proper officer of the corporation thereunto authorized by the board of directors, stock certificates, deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed. The chief executive officer shall have the power to appoint such agents and employees as in such chief executive officer’s judgment may be necessary or proper for the transaction of the business of the corporation, and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors.

Section 6.7 Chief Financial Officer. The chief financial officer shall have general charge and supervision of the financial affairs of the corporation, subject to the direction and control of the board of directors and the chief executive officer, including budgetary, accounting and statistical methods and approve payment, or designate others serving under him to approve for payment, of all vouchers and warrants for disbursements of funds. Except where the authority to execute is expressly and solely delegated to another officer or agent of the corporation or a different form of execution is expressly prescribed by the board of directors or these by-laws, the chief financial officer may execute for the corporation any instruments (including, without limitation, contracts, deeds, mortgages and bonds) which the board of directors has authorized to be executed, either individually or with the secretary, any assistant secretary, or any other officer duly authorized by the board of directors for such purpose. The chief financial officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be signed in a different manner and except where the execution of the document is expressly and solely delegated by the board of directors to some other officer or agent of the corporation.

Section 6.8 President. The president may be the chief operating officer who shall be in charge of the day-to-day operations and affairs of the corporation subject to the policies and the directions of the board of directors and of the chief executive officer. In the absence of the chief executive officer, the president shall discharge the functions of the chief executive officer. The president may sign, with the secretary or other proper officer of the corporation thereunto authorized by the board of directors, stock certificates, deeds, mortgages, bonds, contracts, or other instruments which the board of directors have authorized to be executed. The president shall also have the power to appoint such agents and employees as in the president’s judgment may be necessary or proper for the transaction of the business of the corporation, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors or the chief executive officer.

Section 6.9 Vice President(s). The vice president (or in the event more than one vice president is elected, each of the vice presidents) shall assist the president in the discharge of the president’s duties as the president may direct, and shall perform such other duties as from time to time may be assigned to him or her (them) by the president or the board of directors. In the absence of the president, the vice president, if one is elected (or vice presidents, in the order designated by the board of directors, or in the absence of any designation, then in the order of their election), shall perform the duties and exercise the authority of the president.

Section 6.10 Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article 8 of these by-laws; (c) have charge of and be responsible for the maintenance of adequate books of account for the corporation; and (d) in general perform all duties incident to the office of treasurer and such other duties not inconsistent with these by-laws as from time to time may be assigned to him by the president, or the board of directors.

Section 6.11 Secretary. The secretary shall: (a) keep the minutes of the stockholders’ and the board of directors’ meetings; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) have general charge of the corporate records and for the seal of the corporation; (d) have general charge of the stock transfer books of the corporation; (e) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (f) sign with the president, or any other officer duly authorized by the board of directors, stock certificates of the corporation, the issuance of which shall have been authorized by resolution of the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument; and (g) in general perform all duties incident to the office of secretary and such other duties not inconsistent with these by-laws as from time to time may be assigned to him by the president or the board of directors.

Section 6.12 Assistant Treasurers and Assistant Secretaries. The board of directors may elect one or more assistant treasurers and assistant secretaries. In the absence of the treasurer, or in the event of the treasurer’s inability or refusal to act, the assistant treasurer(s), in the order of their election, shall perform the duties and exercise the authority of the treasurer. In the absence of the secretary, or in the event of the secretary’s inability or refusal to act, the assistant secretary(ies), in the order of their election, shall perform the duties and exercise the authority of the secretary. The assistant treasurer(s) and assistant secretary(ies), in general, shall perform such other duties not inconsistent with these by-laws as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors.

Section 6.13 Compensation. The compensation of the officers shall be fixed from time to time by the board of directors. No officers shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation. All compensation shall be reasonable and solely for services rendered to the corporation. All payments made to a director or officer of the corporation, including, but not limited to salary, commission, bonus, interest, travel and entertainment expenses and deferred compensation payments, which shall be disallowed, in whole or in part, as a deductible expense by the Internal Revenue Service, shall be reimbursed by such director or officer of the corporation to the full extent of such disallowance. The proper corporate officers are authorized and directed to effect collection on behalf of the corporation for each amount disallowed. In lieu of a payment by the director or officer, subject to the determination of the board of directors, appropriate amounts may be withheld from future compensation payments paid to such director or officer until the amount owed the corporation is recovered. This by-law shall be considered a term and condition of employment for each director and officer of the corporation, unless specifically waived in writing by the board of directors.

ARTICLE 7

Indemnification

Section 7.1 General. The corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that such person’s conduct was unlawful.

Section 7.2 Actions by or in the Right of the Corporation. The corporation shall indemnify to the fullest extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.3 Indemnification Against Expenses. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 and 7.2 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 7.4 Board of Directors Determinations. Any indemnification under Sections 7.1 and 7.2 hereof (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 7.1 and 7.2 hereof. Such determination shall be made with respect to a person who is a director or officer at the time of such determination: (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (c) if there are no such disinterested directors, by the stockholders.

Section 7.5 Advancement of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by law or in this section. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 7.6 Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the corporation seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.7 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware, the certificate of incorporation or this Article 7.

Section 7.8 Certain Definitions. For purposes of this Article 7: (a) references to “the corporation” shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued would have had power and authority to indemnify its directors, officers an employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation.”

Section 7.9 Change in Governing Law. In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law which shall limit indemnification rights thereunder, the corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Section 7.10 Repeal or Modification of Indemnification. Any repeal or modification of this Article 7 by the stockholders of the corporation shall not conflict with or adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

ARTICLE 8

Fiscal Matters

Section 8.1 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 8.2 Contracts. The board of directors may authorize any officer or officers, and/or agent or agents, to enter into any contract or execute and deliver any instrument, in the name and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 8.3 Loans and Indebtedness. No substantial or material loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 8.4 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, and/or agent or agents, of the corporation as the board of directors shall from time to time designate.

Section 8.5 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

ARTICLE 9

General

Section 9.1 Dividends and Distributions. The board of directors may from time to time declare or otherwise authorize, and the corporation may pay, dividends or other distributions on its outstanding stock in the manner and upon the terms, conditions and limitations provided by law or the certificate of incorporation.

Section 9.2 Corporate Seal. The corporation may, at the option of the board of directors, provide a corporate seal which shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 9.3 Waiver of Notice. Whenever any notice is required to be given by law, the certificate of incorporation or under the provisions of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Any person so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 9.4 Headings. Section or paragraph headings are inserted herein only for convenience of reference and shall not be considered in the construction of any provision hereof.

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